EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 9, 2023
Tenor Capital Management Company, L.P.

	By:	/s/ Robin Shah
	Name:	Robin Shah
	Title:	Managing Member of its general partner, Tenor Management GP, LLC

Tenor Opportunity Master Fund, Ltd.

	By:	/s/ Robin Shah
	Name:	Robin Shah
	Title:	Authorized Signatory

Tenor Metric Co-Invest Fund L.P.

	By:	/s/ Robin Shah
	Name:	Robin Shah
	Title:	Authorized Signatory

/s/ Robin Shah
Robin Shah